UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2010

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100

Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2010, John G. Figueroa, 47, was elected to the Board of Directors of Reliance Steel & Aluminum Co. (“Reliance”). Mr. Figueroa has served as President of the U.S. Pharmaceutical Group of McKesson Corporation since 2006, and prior to that served in other senior management positions with McKesson Corporation since 1997. Mr. Figueroa will serve on the Nominating and Governance Committee of the Board of Directors. There is no arrangement or understanding between Mr. Figueroa and any other persons pursuant to which he was selected as a director. Mr. Figueroa’s term on the Board of Directors will continue until the Reliance Annual Meeting of Shareholders in May 2011. Reliance is not engaged in any transaction with Mr. Figueroa or with any company that he controls. After reviewing Mr. Figueroa’s background and the information provided to the Nominating and Governance Committee, the Board concluded that Mr. Figueroa is independent under applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

A copy of the press release announcing the election of Mr. Figueroa to the Board of Directors is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: October 1, 2010	By:	/S/ KAY RUSTAND
Kay Rustand
Vice President, General Counsel and Corporate Secretary

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 1, 2010.